Exhibit A

Prudential Investment Portfolios 2
              Prudential Core Short-Term Bond Fund
               Prudential Core Taxable Money Market Fund

Prudential Jennison 20/20 Focus Fund

Prudential Investment Portfolios 3
                Prudential Jennison Market Neutral Fund
                Prudential Strategic Value Fund
                Prudential Jennison Select Growth Fund
                Prudential Real Assets Fund

Prudential Investment Portfolios, Inc. 14
                Prudential Government Income Fund

Prudential Floating Rate Income Fund

Prudential Investment Portfolios 4
                Prudential Muni High Income Fund

Prudential Investment Portfolios 5
                Prudential Jennison Conservative Growth Fund
                Prudential Small-Cap Value Fund

Prudential MoneyMart Assets, Inc.

Prudential Investment Portfolios 6
                Prudential California Muni Income Fund

Prudential Investment Portfolios, Inc. 15

Prudential High Yield Fund

Prudential Short Duration High Yield Income Fund

Prudential National Muni Fund, Inc.

Prudential Jennison Blend Fund, Inc.

Prudential Jennison Mid-Cap Growth Fund, Inc.

Prudential Investment Portfolios 7
               Prudential Jennison Value Fund

Prudential Investment Portfolios 8
               Prudential Stock Index Fund

The Prudential Investment Portfolios, Inc.
            Prudential Asset Allocation Fund
            Prudential Jennison Equity Opportunity Fund
            Prudential Jennison Growth Fund
            Prudential Conservative Allocation Fund
            Prudential Moderate Allocation Fund
            Prudential Growth Allocation Fund

Prudential Jennison Small Company Fund, Inc.

Prudential Investment Portfolios 9
Prudential Large-Cap Core Equity Fund

Prudential International Real Estate Fund

Prudential Absolute Return Bond Fund

Prudential World Fund, Inc.
               Prudential International Equity Fund
               Prudential International Value Fund

Prudential Emerging Markets Debt Local Currency Fund

Prudential Jennison Global Opportunities Fund

Prudential Jennison International Opportunities Fund

Prudential Investment Portfolios, Inc. 10
               Prudential Mid-Cap Value Fund
               Prudential Jennison Equity Income Fund

Prudential Small-Cap Core Equity Fund, Inc.

Prudential Jennison Natural Resources Fund, Inc.

Prudential Global Total Return Fund, Inc.

Prudential Total Return Bond Fund, Inc.

Prudential Investment Portfolios 11
                Prudential Government Securities Money Market Fund

Prudential Investment Portfolios 12

Prudential Global Real Estate Fund

Prudential US Real Estate Fund

Prudential Sector Funds, Inc.
               Prudential Jennison Health Sciences Fund
               Prudential Jennison Utility Fund
               Prudential Financial Services Fund

Prudential Short-Term Corporate Bond Fund, Inc.

The Target Portfolio Trust
             Target Large Capitalization Growth Portfolio
             Target Large Capitalization Value Portfolio
             Target Small Capitalization Growth Portfolio
             Target Small Capitalization Value Portfolio
             Target International Equity Portfolio
             Target Mortgage-Backed Securities Portfolio
             Target U.S. Government Money Market Portfolio
             Target Total Return Bond Portfolio
             Target Intermediate Term Bond Portfolio

Target Asset Allocation Funds
            Target Growth Allocation Fund

            Target Moderate Allocation Fund
            Target Conservative Allocation Fund

Exhibit A: Originally dated 6/22/10, revised 9/16/10, 1/11/11, 3/22/12, 6/5/2012 and 10/26/2012